Exhibit 24.3


                             Consent of RP Financial



                                  March 6, 1998


Board of Trustees
The Hudson City Savings Institution and
Board of Directors
Hudson River Bancorp, Inc.
One Hudson City Centre
Hudson, New York 12534

Ladies and Gentlemen:

         We hereby consent to the use of our firm's name in the Application for Conversion on Form 86-AC of Hudson River Bancorp, Inc., Hudson, New York and any amendments thereto, and in the Form S-1 Registration Statement and any amendments thereto for Hudson River Bancorp, Inc. We also hereby consent to the inclusion of , summary of and references to our Appraisal Report in such filings including the Prospectus of Hudson River Bancorp, Inc.

                                                        Sincerely,


                                                        RP FINANCIAL, LC.


                                                        /s/ Ronald S. Riggins
                                                        ------------------------
                                                            Ronald S. Riggins
                                                            President